Form C

Cover Page

Name of issuer:

Beer District Brewing LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NV

Date of organization: 4/13/2017

Physical address of issuer:

914 South Main
Las Vegas NV 89101

Website of issuer:

http://beerdistrictbrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$400,000.00

Deadline to reach the target offering amount:

8/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$58,252.00	$0.00
Cash & Cash Equivalents:	$14,492.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($25,886.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Beer District Brewing LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Michael Doyle	Managing Member	2017
Pauline Lipp	Managing Member	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
William Michael Doyle		50.0
Pauline Lipp		50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Delays in obtaining licenses and permits. The process to obtain the required federal, state and local permits to operate a brewery is complex and difficult. Although we have no reason to anticipate any problems, unforeseen circumstances could delay permit approval.

Uncertain revenue. Our financial projections may not be accurate and if sales are lower than projections the repayment period could be longer than anticipated.

The Las Vegas economy is highly dependent on tourism. If there is a downturn in the U.S. economy and the number of tourists decreases signifi Las Vegas economy could suffer and sales could be lower than anticipated.

Managing growth. We expect our sales to grow significantly for the first few years. If we can not accurately predict and prepare for future growth, this could negatively affect profitability.

Delays in construction. We have already engaged with an architect, general contractor and sub-contractors. We anticipate a 3 month build out time. Any delays in construction could delay our opening date.

Ingredient costs. The cost of brewing beer is very dependent on ingredient costs, especially grain. Increases in ingredient costs due to shortages or weather could affect our profit margins.

Competition. We face competition from breweries that are already established and have far more resources for funding marketing.

Lack of commercial experience. While Jimmy and Clyde have several years experience brewing beer at home and both have won numerous awards for their homebrewed beer, neither has experience in a commercial brewery.

Three tier distribution system. Any beer sold off of our property must go through a distributor. We will be dependent on our distributor for shelf space, taps and resale customer. Picking the wrong distributor could have a negative affect on our sales.

Craft beer market. Craft beer sales have been growing at double digit growth for years. The number of craft breweries is now over 6,000. If the level of growth eventually levels off or declines it could negatively affect our sales.

Future Fundraising. If we re not able to raise adequate capital, we will have to seek additional capital. Because any future debt will be subordinate to any debt through this Wefunder campaign, the future debt could possibly be on less favorable terms.

Alcohol regulations. Because we will manufacture and sell alcohol, we will be subject to extensive regulation by the Federal Tax and Trade Bureau, Nevada Alcoholic Beverage Control, Clark County and the City of Las Vegas. These regulations are strictly enforced. Failure to follow those regulations could have a severe negative impact on our sales and even our ability to remain open.

Part time officers. Pauline Lipp is currently a part time officer, this may result in diminished time being committed to Beer District Brewing and potentially impact company performance.

Small management team Our future success depends on the efforts of key team. The loss of any of our team members may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	95% will allow us to finish renovations on the taproom and get it up to code while setting up a small nano sized brewery. 5% Wefunder intermediary fee

If we raise:	**$200,000**
Use of Proceeds:	95% will allow us to complete the tap room and set up a 3.5 barrel system. 5% Wefunder intermediary fee

If we raise:	**$300,000**
Use of Proceeds:	95% we would be able to complete the taproom, set up a 7 barrel system and start a small barrel program. 5% Wefunder intermediary fee

If we raise:	**$400,000**
Use of Proceeds:	95% we would be able to complete the taproom, set up a 10 barrel system, have a robust barrel program and be able to immediately start distribution. 5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the

Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The Intermediary will notify investors when the target offering amount has been met. If the Issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC and the owners have membership rights but have not yet issued any membership units. Membership units will have voting rights.

Please see Operating Agreement for further details.

Management of Company.
The Members, within the authority granted by the Act and the terms of this Agreement shall have the complete power and authority to manage and operate the Company and make all decisions affecting its business and affairs. Except as otherwise provided in this Agreement, all decisions and documents relating to the management and operation of the Company shall be made and executed by a Majority in Interest of the Members. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of a Majority in Interest of the Members to manage and operate the business and affairs of the Company.

Decisions by Members. Whenever in this Agreement reference is made to the decision, consent, approval, judgment, or action of the Members, unless otherwise expressly provided in this Agreement, such decision, consent, approval, judgment, or action shall mean a Majority of the Members.

Withdrawal by a Member. A Member has no power to withdraw from the Company, except as otherwise provided in Section 8.

Dissolution. The Company will be dissolved on the happening of any of the following events:

Sale, transfer, or other disposition of all or substantially all of the property of the Company; The agreement of all of the Members; By operation of law; or The death, incompetence, expulsion, or bankruptcy of a Member, or the occurrence of any event that terminates the continued membership of a Member in the Company, unless there are then remaining at least the minimum number of Members required by law and all of the remaining Members, within 120 days after the date of the event, elect to continue the business of the Company.

Winding Up. On the dissolution of the Company (if the Company is not continued), the Members must take full account of the Company's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining their fair value, and the proceeds, to the extent sufficient to pay the Company's obligations with respect to the liquidation, will be applied and distributed, after any gain or loss realized in connection with the liquidation has been allocated in accordance with Section 3 of this Agreement, and the Members' Capital Accounts have been adjusted to reflect the allocation and all other transactions through the date of the distribution, in the following order:

To payment and discharge of the expenses of liquidation and of all the Company's debts and liabilities to persons or organizations other than Members;

To the payment and discharge of any Company debts and liabilities owed to Members; and

To Members in the amount of their respective adjusted Capital Account balances on the date of distribution; provided, however, that any then-outstanding Default Advances (with interest and costs of collection) first must be repaid from distributions otherwise allocable to the Defaulting Member pursuant to Section 9.2.3.

Amendments. Amendments to this Agreement may be proposed by any Member. A proposed amendment will be adopted and become effective as an amendment only on the written approval of all of the Members.

Entire Agreement; Modification. This Agreement constitutes the entire understanding and agreement between the Members with respect to the subject matter of this Agreement. No agreements, understandings, restrictions, representations, or warranties exist between or among the members other than those in this Agreement or referred to or provided for in this Agreement. No modification or amendment of any provision of this Agreement will be binding on any Member unless in writing and signed by all the Members.

Preferred Units will have no voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering)

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

No exempt offerings.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are in the process of opening up a microbrewery with a taproom. We will make and serve our beer onsite. We will concentrate on brewing small batch and barrel aged beers. We have not opened our location yet, however, we have secured the perfect location, a 4000 sq ft building in the Las Vegas, NV 18b Arts District which is undergoing a $36 million revitalization. Our brewery manager is currently the manager of that project. We need to complete the building renovations and purchase the remaining equipment to get the doors open.

At first, we will concentrate on only serving our beer in our taproom where the markup is the highest.(500 to 1000%) Within a year of opening, we will package beer available for purchase in our taproom. Within 3 years, we will package our beer for sale to bars, restaurants, liquor stores, etc. through a distributor. The 4,000 sq ft we have is enough to allow us to grow to be one of the largest breweries in Las Vegas. We hope to have the Wefunder loans repaid within 5 years.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Beer District Brewing, LLC was incorporated in the State of Nevada in April 2017.

Since then, we have:

- Secured 4,000 sq ft brewery and taproom.
- Secured $50,000 worth of equipment.
- Head brewer has won several dozen homebrew medals including four best-in-show.
- Located on Main Street in the booming Las Vegas Arts District.
- Have started the build out on the brewery/ tasting room.
- Over 40 million visitors to Las Vegas annually and over 2 million locals.
- Branding has been trademarked and licensing process has been started.

Historical Results of Operations

Our company was organized in April 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $58,252.31, including $14,492 in cash.
- *Net Loss.* The Company has had net losses of $25,886 for 2017.
- *Liabilities.* The Company's liabilities totaled $0 for 2017.

Liquidity & Capital Resources

Michael Doyle and Pauline Lipp have both put in money as contributed capital amounting to $84,138 this was in return for membership and voting rights.

The founders have additional money that they will bootstrap the company with if necessary. In lieu of a successful Wefunder campaign we have other interested investors who would invest for a return of a percentage of ownership.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. If we continue to expand the Company may wish to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Beer District Brewing, LLC cash in hand is $$12,310.13, as of February 5, 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $5,133.42/month, for an average burn rate of $5,133.42 per month.

Our expenses will increase significantly in the next 3 to 6 months as we move forward with improvements to the building and as we purchase the remaining equipment for the brewery. This is reliant upon a successful fundraise, in lieu of a Wefunder campaign we will seek other investors. If we do not raise the money we will continue operations as normal. Our revenues will increase significantly once we are open and serving beer in our taproom which should be within 6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://beerdistrictbrewing.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Beer District Brewing Rev Share

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Pauline Lipp
William Michael Doyle

Appendix E: Supporting Documents

Operating_Agreement_Michael_and_Pauline_102517__1_.pdf


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INVEST

INVEST IN BEER DISTRICT BREWING

Las Vegas microbrewery specializing in small batch and barrel-aged beer

"While the Las Vegas Valley has two million locals and 40 million annual visitors, there are only five breweries with taprooms! In the city itself, there are only two. We plan to enter into this young market by opening a brewery & taproom. Our 4,000 square foot space is in the booming 18b Las Vegas Arts District, which is undergoing a $36 million revitalization. We've secured $50,000 worth of equipment, and now we're raising funds to complete the renovations and purchase the remaining equipment.



Michael Doyle
MANAGER, BEER DISTRICT BREWING

Revenue Share

10% of revenues | **1.5X** investment amount

Beer District Brewing will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 50% on top.

INVESTOR PERKS

$1,000+ Brew a half barrel batch on our pilot system and have that beer served in our taproom. You brew it and you name it. Or, have us brew a special half barrel batch for you. See details below.

$5,000+ Brew a batch on our main brewhouse that will be aged 6 to 12 months in bourbon barrels then served in our taproom. See details below.

OUR AMBITION

In the last 20 years, craft breweries popped up everywhere from Anchorage to Miami –except for Las Vegas. Our mission is to bring quality beers to all of the Las Vegas Valley's 40 million annual visitors and two million locals. Our brewers have earned dozens of accolades at homebrew competitions and our 4,000 square foot location will allow us to grow into one of the largest breweries in Las Vegas.

KEY FACTS

- Won several dozen homebrew medals including four best-in-show.
- Secured $50,000 worth of equipment.
- Secured 4,000 sq ft brewery & taproom.
- Located on Main Street in the booming 18b Las Vegas Arts District.
- We have started the build out on the brewery/ tasting room.
- There are 40+ million annual visitors to Las Vegas and over 2 million locals.
- Branding has been trademarked and licensing process has been started.

beerdistrictbrewing.com *from Las Vegas NV* ALCOHOL MAIN STREET BREWERY BARS & CLUBS COMMUNITY BEER

FORTUNE

Here's Why You'll Find It Hard To Get a Good Beer In Las Vegas

The state of craft beer in Las Vegas. This city is far behind the curve when it comes to craft beer.

February 6, 2016 @ fortune.com

Entrepreneur MAGAZINE

Is Craft Beer as Close to a Sure Thing as an Entrepreneur Can Get?

This story appears in the September 2015 issue of Entrepreneur . Subscribe " Failure rates for new craft breweries are near zero. So what is it about this sector that almost always leads to viable businesses? In part, success for startups comes down to

August 26, 2015 @ entrepreneur.com

The City of Las Vegas Only Has Two Taprooms: We're Opening the Third



In a city with 40 million annual visitors and two million locals, the lack of breweries is stark. Of 14 breweries, only two are strictly breweries with taprooms within the Las Vegas border. We've secured $50,000 of equipment and a 4,000 square foot space to open a brewery and taproom in the booming 18b Las Vegas Arts District, a neighborhood between the Strip and Downtown.

The City Is Pouring $36 Million into the Arts District – and We're Opening in the Heart of It



18b
ARTS
DISTRICT

The City's plan includes funds to improve the streets on each side of Beer District Brewing's taproom by adding 16-foot sidewalks, parklets, painted bike lanes, trees, and lighting to make the area more pedestrian friendly.



1/2 mile
Radius
BEER DISTRICT
Las Vegas Blvd
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Within a half-mile radius of our location, there are many noteworthy restaurants, bars, coffee shops, and nightclubs. We've also seen an uptick in development in the area; right now there are two new restaurants, a nightclub, and a three-building mixed-use complex under construction. A few neighborhood highlights include:

- 4. Makers and Finders – voted best coffee shop in greater Las Vegas for 2016.
- 17. Mission Linen – a new office and event space.
- 18. 1st and Main – newly constructed three-building complex designed for five restaurants and bars.
- 31. Gold and Silver Pawn Shop – home of the "Pawn Stars" TV show.
- 32. Clark County Government Center – home to 1,100 employees.
- 33. Premium Outlet Mall – home of 175 stores.

Our Beers

Our head brewer, Jimmy Doyle, has won several dozen homebrew competition awards, including four best-in-show.


BEER DISTRICT
BREWING

Imperial Stout

Dark like the night, with a big alcoholic kick, the name sums it up. A super rich and complex Imperial Stout – coffee, dark chocolate, and dark fruit in both aroma and flavor, followed by a nice alcohol warmth in the finish. A great beer to sit back, sip and savor the complex aromas and flavors.

Barrel-Aged Beers

We will be offering several different barrel-aged beers in our taproom. We have produced test batches of numerous barrel-aged beers over the years using different styles of beer and different types of barrels. We plan on always having at least a couple of these on tap and even more for sale in bottles.

Red IPA

Our take on a West Coast Red IPA: a strong tropical fruit and citrus aroma and flavor up front with a slightly drier caramel/ toffee malt sweetness in the finish. A great beer to get your fill of hops and malt.

American Lager

A craft beer version of a Standard American Lager. Delicate sweet grainy aroma and flavor, with a faint floral hop aroma and flavor. Super crisp and refreshing, that perfect training wheels beer for the non-craft beer drinker or a great classic example for the craft beer lover. This beer has won numerous gold medals including the Pacific Brewers Cup and a best of show in the Nevada State Homebrew Championship.


BEER DISTRICT
BREWING


BEER DISTRICT
BREWING

Doppelbock

We will be making several lagers including this doppelbock. It's a rich malt-forward lager with light chocolate and caramel aromas and flavors, with a slight dark fruit character in the clean lager finish. Often called "Liquid Bread," this Bavarian Style lager is a great drinking beer for anyone who enjoys a good beer!!!

Imperial IPA

This one is a West Coast Imperial India Pale Ale for the total hop heads: big citrus and piney aromas and flavors up front, followed by a nice clean malt sweetness finish. This beer is for those who want a well-balanced IPA without the harsh bitter bite.

New England Style IPA

A West Coast version of the New England IPA: big tropical fruit aromas and flavors up front with a silky smooth crisp clean finish. This is our take on a West Coast IPA meets New England IPA, a great beer for hop heads and all beer drinkers alike.

Special Releases

We will make several special event beers throughout each year such as a 16% lager to be released each Christmas. We have been experimenting with this beer for over five years.


BEER DISTRICT
BREWING

Let's Fill the Void of Quality Craft Beer in Las Vegas

Dear Investors,

We truly feel that we have the most outstanding location in Las Vegas and the perfect combination of brewers for this project. The 18b Arts District is in the middle of a $36 + million dollar revitalization. This, coupled with the close proximity to the Las Vegas Strip and Downtown Fremont Street, will help bring a good portion of the 40 million annual Las Vegas visitors through our doors.

Southern Nevada is on a major rebound from the recession and the local craft beer scene is growing. With the newly added NHL and NFL franchises to the area, it is conceivable that the local population will grow to match the pre-recession growth rates. This makes it a perfect time to add a quality craft brewery to the Las Vegas market.

Our entire team has more than 30 years of business experience in a wide array of businesses, and our brewers have won over 100 awards for their beers. We feel that this combination will make a great recipe for success. We have already put up over $100,000 ourselves and have access to other outside investors if needed. As a Wefunder investor, you're always welcome to stop by for a beer and talk with us in person.

We are excited to welcome you as investors in this great opportunity.

Sincerely,

Michael Doyle and Pauline Lipp

Meet the Founders



Michael Doyle

Manager

Founded Xicidis for programming and app development. Created and coded Ninja Steve game for iOS.



Pauline S Lipp

Taproom Manager

30 years managing medical offices and large/small group life and health insurance clients.

AND THE REST OF THE TEAM



Jimmy Doyle

Head Brewer

Retired attorney and winner of several dozen homebrew competition awards including four best-of-show



Clyde Lipp

Brewery Manager

26 years experience in the construction & engineering industry managing projects up to $242 million.

Interview

WF: What's new about what you're making? ^

− COLLAPSE ALL

BD: We will specialize in small batches of unusual, high alcohol, and barrel-aged beers so that we can have a huge selection of aged beers as well as the freshest beers around.

WF: Who are your competitors? How are you different? ^

BD: While there are 14 breweries in the Las Vegas metro area, the city of Las Vegas has only has two breweries that are taprooms without gambling or a full bar.

WF: How big is the market? ^

BD: Over 2 million people live in the Las Vegas metro area and there were over 42 million visitors in 2017.

WF: How will you make money? ^

BD: We plan to manufacture beer onsite. We will serve that beer in our taproom, which will be marked up 500 to 1,000%. After our taproom is established, we plan to distribute beer to bars, restaurants, and liquor stores.

WF: Why did you pick this area? ^

BD: The 18b Las Vegas Arts District is becoming a destination, not just for art, but also for the rapidly growing number of bars and restaurants in the area. There's a redevelopment project currently in progress that will turn the four lanes of Main Street – where we're located – into a two-lane, one-way street with 16-foot wide sidewalks, trees, benches, and a pedestrian mall feel. Main Street traffic count in the area is currently over 10,000 per day.

Within one mile of our location, the daytime population is 64,000; within five miles, it's 850,000. Within one mile, there are also lofts, malls, and major employers including the Premium Outlet Mall, World Market Center, Fremont Street Experience, Soho Lofts, Newport Lofts, Juhl Condos, Eclipse Theater, Container Park, the Smith Center, hte Mob Museum, UNLV School of Medicine, Pawn Stars Pawn Shop and Plaza, and two hospitals.

WF: Why this particular property? ^

BD: We have 4,000 square feet of a 6,400 square foot building. Because the area is still in the middle of redevelopment, we were able to get great terms on the lease. Our lease is for five years with two options to extend the lease for five years, so we're guaranteed to be able to have the building for at least 15 years. We also have a right of first refusal for the remaining 2,400 square feet if we need room to grow. The property owners recently replaced the roof and most of the floor, and our parking lot has access from both Main Street and Commerce Street.

WF: Why raise money through Wefunder? ^

BD: Starting a brewery is very expensive, and we just don't have the resources to do this with cash. We are going to have to borrow some of the money from somewhere. We have had offers to fully fund the brewery, but we would have to give up partial ownership as interest on the loan. We want to keep complete ownership ourselves as long as we can. In the future, if we are growing faster than we can manage ourselves, we may have to give up partial ownership in exchange for capital to expand.

For now, we know we will have to pay interest to someone for our startup capital. We would rather pay this interest to a lot of people who invest $1,000 or so than to give it to a person or a bank. We want to involve people who like craft beer, especially homebrewers. We also know that when people are involved and have a vested interest in a business succeeding, they will be more likely to become a customer as well as promoting the business to others.

WF: Will your beer only be available at your brewery? ^

BD: The rate of return on sales across the bar is so much higher than for selling wholesale that we'll concentrate on selling through our taproom at first. However, we know that only so many people can come through the door. Our taproom capacity will be under 100. Once our taproom is established, will begin to distribute to bars, restaurants, and liquor stores through a distributor. But we will always have beers that will only be available in our taproom.

WF: Can you explain more about the "brewing a batch" perk? ^

BD: We feel this is a great opportunity for individuals that are home brewers or beer geeks to learn more about beer brewing. With an investment of $1,000 to $5,000, an investor has the opportunity to work with our head brewer to formulate a beer recipe, brew said recipe on either our pilot system or full-size system, and then that beer will be sold to the public in our taproom.

One requirement is that everyone at the brew must be at least 21.

WF: Can I invest $1,000 and have more than one person help brew? ^

BD: Absolutely. This would be great for a workplace team building event. An individual or company could invest the $1,000 or $5,000 and have a group come in and brew on either our pilot system or the full-size system and treat the experience as a team-building exercise. Then when the beer has finished fermenting and is on tap, the same group can come back and have a party to celebrate their team-building exercise. By having the beer on tap in the taproom, they could even invite other co-workers and friends to enjoy the fruits of their labor in the finished beer.

WF: What if I can't be there to brew the beer but want my beer on tap for a party? ^

BD: In that case, you could consult with us at least a month in advance and we could agree on a style of beer for you. Once we agreed on a recipe, we would brew the beer for you, then have it on tap on the day you would be there. For instance, if you wanted to have a bachelor, bachelorette, or birthday party, you could invest $1,000 in Beer District Brewing, and we could have the beer you select on tap for the party to enjoy. This would be a great opportunity for some of the 40 million tourists that come into Las Vegas each year.

WF: Are there any limitations on the kind of beer an investor can brew? ^

BD: There are a few limits: no sour beers (I'm looking at you, Dan), no illegal ingredients (you know who you are), and nothing that will jeopardize our equipment, environment, license, or our other beers. Nothing that the health department could have a problem with, but almost anything reasonable will be okay.

WF: When the beer is sold in the taproom, does the investor get the money? ^

BD: No. The brewery gets the money. The investor cannot get money for beer because the investor probably does not have a license to sell beer from the Tax and Trade Bureau. The investor gets the investment back, plus 50%, and the opportunity to brew in a commercial brewery and have that beer on tap.

WF: What will the investor be able to do during the brew? ^

BD: We will let you do everything that you can do safely and that we can allow you to do legally. Everything from formulating the recipe, mash, sparge, and cooling down to put in a fermenter. We will have to do the pitching of yeast, fermentation, carbonation, and packaging. Because we are subject to oversight by the health department, we can't allow the brewer to do anything that violates their rules.

WF: If I invest, can I let someone else brew the beer? ^

BD: Of course. You could invest and give opportunity to brew to someone else as a gift.

Ask a Question

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RISKS

1 **Delays in obtaining licenses and permits.** The process to obtain the required federal, state and local permits to operate a brewery is complex and difficult. Although we have no reason to anticipate any problems, unforeseen circumstances could delay permit approval.

2 **Uncertain revenue**. Our financial projections may not be accurate and if sales are lower than projections the repayment period could be longer than anticipated.

3 **The Las Vegas economy is highly dependent on tourism.** If there is a downturn in the U.S. economy and the number of tourists decrease Las Vegas economy could suffer and sales could be lower than anticipa

4 **Managing growth.** We expect our sales to grow significantly for the first few years. If we can not accurately predict and prepare for future growth, this could negatively affect profitability.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Beer District Brewing is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min INVEST

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